Exhibit 10.18

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”) dated as of January 18, 2011 (the “Effective Date”), by and between GREEN ERNERGY MANAGEMENT SERVICES HOLDINGS, INC., a Delaware corporation (the “Company”) and TITAN Management & Consulting LLC., a New York Limited Liability Company or its designee (the “Consultant”).  The Company and the Consultant shall each hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company is engaged in the business of marketing , financing and installing energy efficient products (the “Business”); and

WHEREAS, the Company desires to obtain the benefit of the Consultant’s knowledge and experience in marketing, business development, investor relations and financial and business affairs by retaining the Consultant to provide certain consulting services with respect to the Business, and the Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Incorporation of Recitals.  The Recitals set forth above are true and correct and are incorporated into and made a part of this Agreement.

2.             Engagement.

2.1           Engagement.  Subject to all of the terms and conditions hereof, the Company does hereby engage and retain the Consultant to provide the Services (as hereinafter defined) and the Consultant hereby accepts the engagement.

2.2           Services.  The Consultant shall advise the Company with respect to (i) business development, including business strategies and specific customer capture; (ii) marketing, including branding and image development; (iii) investor relations and promotions, (iv) financial matters; and (v) other related business matters (collectively, the “Services”).  The Consultant will perform all of the Services and assume all of the duties and responsibilities associated with the Services, under the direction of the Company’s CEO.  The Consultant shall not be required to devote a specific number of hours but shall provide the level of effort deemed necessary in its sole discretion to fulfill its duties hereunder.  In providing the Services, the Consultant shall comply with all federal, state and local laws applicable to it.

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com

2.3           Sales Agency Agreement.  Simultaneously with the execution of this Agreement, the Company and Consultant will enter into a Sales Agency Agreement (the “Sales Agency Agreement”), for a term co-terminus with this Agreement.  Pursuant to the Sales Agency Agreement, the Sales Representative will be a sale representative for sale of the Company’s energy efficient products and services in the United States and Canada.

2.4           Term.  This Agreement shall be in effect for an initial term of four (4) years from the Effective Date, unless earlier terminated as provided for herein (the “Initial Term”).  If, during the Initial Term, the Sales Representative generates at least an aggregate of $10.0 million in gross sales for the Business under the Agency Agreement, this Agreement shall automatically renew for an additional three (3) year term (the “Renewal Term”, and together with the Initial Term, the “Term”).

2.5           Responsibilities of the Company.  The Company acknowledges and understands that notwithstanding the Services to be provided by the Consultant hereunder, the Company shall be responsible for financial management of the Business, including securing necessary financing to facilitate growth of the Business as per its business plan and to timely fill product orders and otherwise maintain a high level of customer service.

2.6           Independent Contractor.  The Consultant shall, at all times during the Term, be an independent contractor and not an employee of the Company and shall not be entitled to participate in any employee benefit plans for the Company.  The manner in which the Consultant renders the Services to Company will be within Consultant’s control and discretion.  The Consultant shall not be able to bind the Company in any contract.

3.             Compensation.

3.1           Management Fee.  As compensation for the Services to be provided hereunder, the Company shall pay to the Consultant a management fee (the “Fee”) in the amount of Thirty-two Thousand Dollars ($32,000.00) per month, US dollars.

3.2           Reimbursement of Expenses.  The Consultant shall be reimbursed for all reasonable business expenses incurred directly on behalf of the Company.  Any amount in excess of $1,000 must receive the prior approval of the Company’s CEO and will be reimbursed after the submission to the Company of appropriate documentation with respect thereto.

3.3           Manner of Payments.  Payment of the first monthly Fee shall accompany the execution of this Agreement.  Future monthly Fee payments shall be paid no later then the first Friday of each month.  All payments to the Consultant hereunder shall be made by wire transfer to such bank account as may be designated by the Consultant in writing from time-to-time during the Term.

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com

4.             Proprietary Rights.

4.1           Confidential Information.

a.           By virtue of the Consultant’s rendering the Services to the Company pursuant to this Agreement, the Consultant may obtain confidential or proprietary information developed, or to be developed, by the Company.  “Confidential Information” means all information, whether in oral, written, graphic or machine-readable form, including, without limitation; Internet-related communications relating to the business operations, financial affairs, market information or including, but not limited to, products and technologies developed or commercialized, in whole or in part, by the Company; software used to developed, in whole or in part, by the company (including source code); algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures; financial reports and statements; cost and expense data; and other information, data and documents now existing or later acquired by the company, regardless of whether any of such information, data or documents qualify as a “trade secret” under applicable Federal or State law.

b.           Notwithstanding the foregoing, Confidential Information shall not include information or material that, through no action or fault of the Consultant:  (i) is publicly available or becomes publicly available; (ii) is or becomes available to the Consultant from a source other than the Company, provided that the source of such information was nor bound by a contractual, legal or fiduciary obligation or confidentiality to the Company with respect thereto; or (iii) was developed by the Consultant without any reference to or use of the Confidential Information.

4.2           Non-Disclosure.  The Consultant agrees that, except as directed by the Company pursuant to this Agreement or otherwise, the Consultant will not at any time (during the Term or at any time thereafter), disclose to any person or use any Confidential Information whatsoever for any purpose whatsoever, or permit a person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) prepared by him or that come into Consultant’s possession or under the Consultant’s control by reason of his engagement with the Company that contain or are derived from Confidential Information.  The following restriction shall not apply where consultant is legally compelled to disclose Confidential Information by process of law.

4.3           Remedies.  It is expressly understood and agrees that the services to be rendered hereunder by the Consultant are special, unique, and of extraordinary character, and in the event of the breach by the Consultant of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Consultant of the terms and provisions of this Section 4, then the Company shall be entitled, if it so elects, to institute and prosecute and proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including without limiting the generality of the foregoing, any proceedings, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Consultant.

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com

5.             Termination.

5.1           Termination for Cause.  Either Party may terminate this Agreement immediately for “cause”.  For purposes of this Section 5, the Agreement shall be considered terminated for “cause” only on account of the occurrence of one or more of the following events:

(i)             by the Company, if the Consultant discloses Confidential Information in violation of Section 4;

(ii)            by either Party, if the other Party becomes bankrupt or insolvent;

(iii)           by either Party, if the other Party, or in the case of the Consultant, the Sales Representative, terminates the Agency Agreement for “cause” (as defined therein); or

(iv)           by either Party, if the other Party disregards its duties under this Agreement after (A) written notice has been given by the non-breaching Party that it views the other Party to be in breach of this Agreement, and (B) the breaching Party has been given a period of twenty-one (21) days after such notice to cure such breach.  No notice or cure period shall be requires, however, if the Consultant’s disregard of his duties has materially and adversely affected the Company.

5.2           Compensation Upon Termination.  Upon termination of this Agreement, to this Section 5, the Company shall pay to the Consultant any portion of the Fee, which is due through the date of termination, and any reimbursed expenses and the Company shall have no further obligations to compensate the Consultant.

5.3           Termination for Convenience.  Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement for convenience by giving the Consultant 60 days written notice of the termination.  The compensation due Consultant in the event of a termination under this Section 5.3 shall be that called for in section 5.2, and no more.

6.             General

6.1           No Brokers.  Each of the Parties represents and warrants to the other that it has not utilized the services of any finder, broker or agent.  Each of the Parties agrees to indemnify the other against any and all liabilities to any person, firm or corporation claiming any fee or commission of any kind on account of services rendered on behalf of such Party in connection with the transactions contemplated by this Agreement.

6.2           Applicable Law.  This document shall, in all respects, be governed by the laws of the State of New York excluding any conflicts of laws provisions.  The Parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in New York, and that this Agreement has been executed by both Parties in New York.  Any legal suit, action or proceeding against either Party arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of New York, and each Party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each Party irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com

6.3           Survival.  The Parties agree that the covenants contained in Section 4 hereof shall survive any termination of this Agreement.

6.4           Assignability.  All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, personal representatives, successors and assigns.  The obligations of the Consultant may not be delegated, however, and the Consultant may not, without the Company’s written consent thereto, assign, transfer, convey, pledge encumber, hypothecate or otherwise dispose of this Agreement or any interest therein.  Any such attempted delegation or disposition shall be null and void and without effect, The Company and the Consultant agree that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company.  The term “successor” shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the company.  Any assignment by the company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination for purposes of this Agreement.

6.5           Notices.  Any and all notices required or desired to be given hereunder by either Party shall be in writing and shall be validly given or made to the other if delivered either by hand delivery, overnight courier, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested.  If notice is served by hand delivery or overnight courier, notice shall be deemed effective upon receipt.  If notice is served by United States mail, notice shall be deemed effective (3) days after it is sent.  In all instances, notice shall be sent to the Parties at the following Parties at the following addresses:

If to the Company or the Members:

Michael Samuel
3401 N Miami Ave, Suite 240
Miami, Florida  33127

If to Consultant:

Titan Consulting & Management
75 West Street,
18th Floor, Suite A
New York, NY
Attn:  Anthony Corso

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com

Either Party may change its address for the purpose of receiving notices by written notice given to the other Party.

6.6           Modifications or Amendments.  No amendment, change or modification of this document shall be valid unless in writing and signed by each of the Parties.

6.7           Waiver.  No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

6.8           Severability.  If any provision of this Agreement as applied to either Party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.  If any court construes any of the provisions to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

6.9           Separate Counterparts.  This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original.  Such counterparts shall, together, constitute and shall be one and the same instrument.

6.10         Headings.  The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference.  Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

6.11         Further Assurances.  Each of the Parties shall execute and deliver any and all additional papers, document and other assurances, and shall so any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out their intentions as set forth herein.

6.12         Entire Agreement.  This Agreement, together with any agreement referred to or incorporated by reference herein, constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and cancelled in their entirety.

6.13         Neutral Construction.  Neither Party may rely on any drafts of this Agreement in any interpretation of the Agreement.  Each Party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, neither Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com

IN WITNESS WHEREOF, the Parties here to have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

GREEN ENERGY MANAGEMENT
SERVICES HOLDINGS, INC.

By:	/s/ Michael Samuel

Name:	Michael Samuel	[print]

Title:	C.E.O.

THE CONSULTANT:

TITAN Management and Consulting, LLC.

By:	/s/ Anthony Corso

Name:	Anthony Corso	[print]

Title:	Managing Partner

75 West Street, 18th Floor, Suite A, New York, NY 10006
www.gempowered.com